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                                  EXHIBIT 21.1

                     LIST OF SUBSIDIARIES OF CHEROKEE INC.

    Name                                        Jurisdiction of Organization
    ----                                        -----------------------------

1.  SPELL C. LLC., a Delaware Limited           Delaware
    liability company